Exhibit 10.13


                          TECHNICAL SERVICES AGREEMENT


         This TECHNICAL SERVICES AGREEMENT (the "AGREEMENT") is effective as of 12:01 A.M. February 14, 2000 (the "EFFECTIVE DATE"), between SAVVIS Communications Corporation, a Missouri corporation ("SAVVIS"), and Bridge Information Systems, Inc., a Missouri corporation ("BRIDGE").

                                    RECITALS

         A. Bridge is engaged in the business of collecting and distributing various financial, news and other data.

         B. SAVVIS is engaged in the business of providing Internet Protocol backbone and other data transport services.

         C. SAVVIS and certain of its subsidiaries have acquired from Bridge and certain of its subsidiaries certain assets relating to the provision of Internet Protocol backbone and other data transport services, and may in the future acquire additional such assets from Bridge and certain of its subsidiaries, all pursuant to a Master Establishment and Transition Agreement between SAVVIS' corporate parent, SAVVIS Communications Corporation, a Delaware corporation, and Bridge, of even date herewith (the "MASTER ESTABLISHMENT AND TRANSITION AGREEMENT").

         D. It is an obligation of the parties under the Master Establishment and Transition Agreement to cause this Technical Services Agreement to be entered into between SAVVIS and Bridge, pursuant to which Bridge shall provide technical services to SAVVIS relating to the assets acquired by SAVVIS pursuant to the Master Establishment and Transition Agreement.

         E. Together with this Agreement, the parties hereto are entering into a Network Services Agreement of even date herewith (the "NETWORK SERVICES AGREEMENT") providing for the provision of certain services to Bridge by SAVVIS and an Administrative Services Agreement of even date herewith (the "ADMINISTRATIVE SERVICES AGREEMENT"), providing for the provision of certain services to SAVVIS by Bridge. Certain SAVVIS Subsidiaries and certain Bridge Subsidiaries are entering into, and may in the future enter into, Local Transfer Agreements, Local Network Services Agreements (the "LOCAL NETWORK SERVICES AGREEMENTS"), Equipment Collocation Permits, and Local Administrative Services Agreements.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants contained herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       CONTRACT DOCUMENTS AND DEFINITIONS

         1.1. This Agreement shall consist of this Technical Services Agreement by and between SAVVIS and Bridge, including all addenda to this Agreement entered into in the manner set forth herein (each an "ADDENDUM" and collectively the "ADDENDA"). This Agreement shall be interpreted wherever possible to avoid conflicts between the Sections hereof and the Addenda, provided that if such a conflict shall arise, the Addenda shall control.

         1.2. Whenever it is provided in this Agreement for a matter to be mutually agreed upon by the parties and set forth in an Addendum to this Agreement, either party may initiate the process of determining such matter by submitting a proposed outline or contents of such Addendum to the other party. Each party shall appoint a primary contact and a secondary contact for the completion of such Addendum, who shall be the contact points for every issue concerning such Addendum and who shall be informed of the progress of the project. The names of the contacts will be exchanged in writing by the parties. Using the contacts, the parties shall work together in good faith with such diligence as shall be commercially reasonable under the circumstances to complete such Addendum, provided, however, that neither party shall be obligated to enter into such an Addendum. Upon the completion of such Addendum, it shall be set forth in a written document and executed by the parties and shall become a part of this Agreement and shall be deemed to be incorporated herein by reference.

         1.3. Whenever used in this Agreement, the words and phrases listed below shall have the meanings given below, and all defined terms shall include the plural as well as the singular. Unless otherwise stated, the words "herein", "hereunder" and other similar words refer to this Agreement as a whole and not to a particular Section or other subdivision. The words "included" and "including" shall not be construed as terms of limitation. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Master Establishment and Transition Agreement.

                  "ADDITIONAL NETWORK FACILITIES" means any assets and contracts of SAVVIS for the provision of Internet Protocol backbone and other data transport services other than the Acquired Network Facilities.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "AGREEMENT YEAR" shall mean a period of 12 months beginning on the Effective Date and each subsequent anniversary thereof.

                  "AMERICAS" means North America, Central America and South America, including the Caribbean, but excluding the United States.

                  "ASIA" means Australia, China, Hong Kong, India, Indonesia, Japan, Korea, Macau, Malaysia, New Zealand, Philippines, Singapore, Taiwan, and Thailand.

                  "BRIDGE" means Bridge Information Systems, Inc., a Missouri corporation.

                  "BRIDGE  SUBSIDIARIES"  has the  meaning  assigned to the term
                  "Seller   Subsidiaries"  in  the  Master   Establishment   and
                  Transition Agreement.

                  "CONFIDENTIAL INFORMATION" means all information concerning the business of Bridge, SAVVIS or any third party doing business with either of them that may be obtained from any source (i) by Bridge by virtue of its performance under this Agreement or (ii) by SAVVIS by virtue of its use of the Services. Such information shall also include the terms of this Agreement (and negotiations and proposals from one party to the other related directly thereto), network designs and design recommendations, tools and programs, pricing, methods, processes, financial data, software, research, development, strategic plans or related information. All such information disclosed prior to the execution of this Agreement shall also be considered Confidential Information for purposes of this Agreement. Confidential Information shall not include information that:

                       (a) is already rightfully known to the receiving party at the time it is obtained by such party, free from any obligation to keep such information confidential; or

                       (b) is or becomes publicly known through no wrongful act of the receiving party; or

                       (c) is rightfully received by the receiving party from a third party without restriction and without breach of this Agreement.

                  "EFFECTIVE DATE" means the date set forth in the Preamble of this Agreement.

                  "EUROPE" means Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Luxembourg, Netherlands, Norway, Poland, Spain, Sweden, Switzerland, Turkey and the United Kingdom.

                  "INITIAL  TERM"  shall  mean  a  period  of  ten   consecutive
                  Agreement Years beginning on the Effective Date.

                  "LOCAL ACCESS FACILITIES" means the local access line or other local communications circuit provided by a local exchange carrier connecting the Acquired Network Facilities or the Additional Network Facilities to an Installation Site.

                  "NOC" means each Network Operations Center that is part of the SAVVIS Network, including the NOCs currently in St. Louis, London and Singapore.

                  "QUALITY OF SERVICE STANDARDS" means the standards for the performance of the Services contained in a Schedule or an Addendum to this Agreement.

                  "SAVVIS" means SAVVIS Communications Corporation, a Missouri corporation.

                  "SAVVIS EQUIPMENT" means all items of equipment owned by SAVVIS or provided to SAVVIS by others related to the SAVVIS Network.

                  "SAVVIS NETWORK" means the managed packet-data transport networks operated by SAVVIS, whether using the Acquired Network Facilities or using Additional Network Facilities.

                  "SAVVIS PARENT" means SAVVIS Communications Corporation, a Delaware corporation.

                  "SAVVIS  SUBSIDIARIES"  has the  meaning  assigned to the term
                  "Buyer   Subsidiaries"   in  the  Master   Establishment   and
                  Transition Agreement.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "SERVICES" means the and services provided by Bridge to SAVVIS hereunder.

                  "SERVICE SITE" means any location at which Bridge provides Services to SAVVIS. The Service Sites may be changed by mutual agreement of the parties as set forth from time to time in Addenda to this Agreement.

2.       THE SERVICES

         2.1. Bridge agrees to provide to SAVVIS the following services:

              (a) help desk support for the operation of the SAVVIS Network, as described in Schedule 2.1(a) hereto;

              (b)  installation,   maintenance  and  repair  of  facilities  and
                   equipment used in the SAVVIS Network (other than the NOC), as described in Schedule 2.1(b) hereto;

              (c) other services related to the SAVVIS Network with respect to the customers of both SAVVIS and Bridge, including, without limitation, processing orders for service and provisioning interconnection to the SAVVIS Network, as described in
                   Schedule 2.1(c) hereto; and

              (d) collocation of third-party equipment in SAVVIS facilities, including, without limitation, management of the facilities in which such equipment is collocated, installation and maintenance of hardware, and the provision and management of computer operations staff, as described in
                   Schedule 2.1(d) hereto; and

              (e) management of the NOCs for the SAVVIS Network, as described in Schedule 2.1(e) hereto;

                   which shall be referred to in this Agreement collectively as the "Services" and individually as a "SERVICE." Each Service shall be provided according to such Quality of Service Standards set forth in the applicable Schedule. Bridge shall be responsible for monitoring the compliance of the Services with the Quality of Service Standards and shall provide SAVVIS with monthly reports of such compliance substantially in the form of the "SummEx Client Services Executive Summary" regularly prepared by Bridge prior to the Effective Date.

         2.2. Any changes to the Services or in the Quality of Service Standards applicable thereto shall be provided for in an Addendum hereto mutually agreed upon by the parties in the manner set forth in Section 1.2 hereof. Unless otherwise mutually agreed by the parties, each such Addendum shall have a term of three years.

         2.3. SAVVIS agrees that it will request Bridge to provide such Services for which Bridge has prepaid under the contract between Bridge Information Systems (UK) Limited and British Telecommunications PLC, executed by the parties thereto on 16 December 1998 and 31 December 1998, respectively.

3.       RATES AND CHARGES

         3.1. For the first Agreement Year in the Initial Term of this Agreement, SAVVIS shall pay Bridge for the Services according to the rates and charges set forth in the applicable Schedule.

         3.2. For all cases not covered by Section 3.1, Bridge shall charge SAVVIS the rates and charges for the Services as shall be provided for in an Addendum hereto mutually agreed upon by the parties in the manner set forth in Section 1.2 hereof. If the parties fail to reach agreement on any such Addendum prior to the expiration of the Addendum then in effect, the rates and charges shall be determined by binding arbitration, as follows:

         3.3. The arbitration shall be conducted by a single arbitrator jointly selected by the parties, who shall be an attorney experienced and knowledgeable in the tariffs and pricing of telecommunications services (the "ARBITRATOR"). If the parties are unable to agree on the selection of the Arbitrator within 30 days, either party may apply to the United States District Court for the Eastern District of Missouri or to the Circuit Court of St. Louis County for the appointment of the Arbitrator.

                  (b) Within 10 days following the appointment of the Arbitrator, each party shall submit to the Arbitrator such party's best and final offer for the rates and charges to be set forth in such Addendum.

                  (c) The Arbitrator must select the offer of one party or the other as being closer to the Arbitrator's own assessment of what an independent vendor would charge for services similar in nature and volume to those to be covered by such Addendum (the "INDEPENDENT VENDOR PRICE").

                  (d) The decision of the Arbitrator shall be final and binding on the parties and shall be incorporated in this Agreement as an Addendum hereto.

                  (e) Each party shall bear its own costs in conducting the arbitration, and the non-prevailing party shall pay the fees and expenses of the Arbitrator.

4.       INVOICES

         4.1. The amounts due to Bridge from SAVVIS for the Services shall be billed monthly in arrears. All items on invoices not the subject of a bona fide dispute shall be payable by SAVVIS in United States currency within 30 days from the date of receipt of the invoice. All amounts not in dispute are subject to interest charges of 1-1/2 percent that will accrue daily on all amounts not paid within 30 days of the date of receipt of the invoice.

         4.2. SAVVIS shall pay any sales, use, federal excise, utility, gross receipts, state and local surcharges, and similar taxes, charges or levies lawfully levied by a duly constituted taxing authority against or upon the Services. In the alternative, SAVVIS shall provide Bridge with a certificate evidencing SAVVIS' exemption from payment of or liability for such taxes. All other taxes, charges or levies, including any ad valorem, income, franchise, privilege, value added or occupation taxes of Bridge shall be paid by Bridge.

         4.3. Bona fide disputes concerning invoices shall be referred to the parties' respective Contract Managers for resolution. Any amount to which SAVVIS is entitled as a result of the resolution of a billing dispute shall be credited promptly to SAVVIS' account. Any amount to which Bridge is entitled as a result of the resolution of a billing dispute shall be paid promptly to Bridge.

         4.4. Against the amounts owed by SAVVIS to Bridge under this Agreement, SAVVIS shall have the right to offset any amounts owed by Bridge to SAVVIS under this Agreement, the Network Services Agreement, or otherwise.

5.       TERM AND EXTENSIONS

         5.1. This Agreement shall commence on the Effective Date, and shall continue in full force and effect for the Initial Term unless terminated or extended in accordance with the provisions hereof.

         5.2. The term of this Agreement shall automatically terminate upon the termination of the Network Services Agreement for any reason, and shall automatically be extended for such period as the term of the Network Services Agreement may be extended, including any Transition Period, as defined in the Network Services Agreement.

6.       TERMINATION BY SAVVIS

         6.1. SAVVIS shall have the right to terminate this Agreement, with no liability to Bridge other than for charges (less any applicable credits) for Services provided prior to such termination, if:

                  (a) SAVVIS provides 10 days written notice of its intent to terminate in the event that Bridge has failed to perform or comply with or has violated any material representation, warranty, term, condition or obligation of Bridge under this Agreement, and Bridge has failed to cure such failure or violation within 60 days after receiving notice thereof from SAVVIS; or

                  (b) Bridge becomes the subject of a voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts when due.

         6.2. In the event that SAVVIS exercises this option, Bridge will continue to provide the Services in accordance with the terms, conditions and rates herein for a period of up to 12 months after the effective date of termination. If the Services have not completely transitioned from Bridge after 12 months, Bridge will provide the Services at Bridge's then current list rates. Bridge and its successor will cooperate with SAVVIS until the Services are completely migrated to another provider.

7.       TERMINATION BY BRIDGE

         Bridge shall have the right to terminate this Agreement if:

                  (a) SAVVIS has failed to pay any invoice that is not the subject of a bona fide dispute within 60 days of the date on which such payment is due and Bridge has provided SAVVIS with written notice thereof, provided that SAVVIS shall have 30 days from the time it receives such notice from Bridge of nonpayment to cure any such default; or

                   (b) SAVVIS becomes the subject of a voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts when due.

8.       CONTRACT MANAGERS

         8.1. CONTRACT MANAGER. SAVVIS shall assign a representative to serve as Bridge's point-of-contact for all matters concerning its performance under this Agreement.

         8.2. CONTRACT MANAGER. Bridge shall assign a representative to serve as SAVVIS' point-of-contact for all matters concerning its performance under this Agreement.

9.       RIGHTS AND OBLIGATIONS OF BRIDGE

         9.1. PROVISION OF THE SERVICES. Bridge shall provide the Services at the Service Sites designated by SAVVIS in accordance with the Quality of Service Standards and other terms of this Agreement.

         9.2. ACCESS AND SECURITY. Bridge personnel shall have such access to SAVVIS' premises as is reasonably necessary to provide the Services in accordance with this Agreement, provided that Bridge personnel shall comply at all times with SAVVIS' reasonable security requirements. SAVVIS shall have the right immediately to terminate the right of access of any Bridge personnel to any or all Service Sites should SAVVIS determine in its sole discretion that such termination is in SAVVIS' best interest, provided that SAVVIS shall not exercise this right on grounds unrelated to job performance or in a manner that obliges Bridge to commit an unlawful act. Unless Bridge knew or should reasonably have known that particular Bridge personnel would be barred from a Service Site, the time allowed for any installation, repair, maintenance or similar action that such personnel were to perform shall be extended for the period reasonably required by Bridge to deploy substitute personnel, provided that Bridge shall use its best efforts to deploy such substitute personnel as quickly as possible. For purposes of this Section, any subcontractor or other agent of Bridge shall be treated as Bridge personnel.

         9.3.     PROPER USE OF SAVVIS EQUIPMENT.

         9.3.1. Bridge shall use any SAVVIS Equipment in connection with the Services in accordance with its documentation, which documentation shall be provided by SAVVIS at no additional charge.

         9.3.2. Bridge shall be liable for damages to the SAVVIS Equipment caused by the negligence or willful acts or omissions of Bridge's officers, employees, agents or contractors, and for damages to SAVVIS Equipment caused by the use of equipment or supplies not authorized by SAVVIS.

                   9.3.3. Bridge shall neither permit nor assist others to use the SAVVIS Equipment for any purpose other than that for which they are intended, and Bridge shall be liable to SAVVIS for any direct costs incurred by SAVVIS as a result of such use.

         9.4.      INSURANCE.

                   9.4.1. At all times during the term of this Agreement, Bridge shall maintain for itself, its officers, employees, agents and representatives insurance as shall be provided for in an Addendum mutually agreed upon by the parties in the manner set forth in Section 1.2 hereof.

                   9.4.2. Bridge shall furnish to SAVVIS, upon written request, certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing the insurance coverage referenced above, naming SAVVIS as an additional insured. Such certificates or other documentation shall include a proviso whereby 15 days prior written notice shall be provided to SAVVIS prior to coverage cancellation or other material alteration by either Bridge or the applicable insurer. Such cancellation or material alteration shall not relieve Bridge of its continuing obligation to maintain insurance coverage in accordance with this Section.

                   9.4.3. In lieu of all or part of the insurance coverage specified in this Section, Bridge may self-insure with respect to any insurance coverage, except where expressly prohibited by law.

         9.5.     REPRESENTATIONS AND WARRANTIES.

                   9.5.1. Bridge hereby warrants that the Services will be provided in accordance with the Quality of Service Standards throughout the term of this Agreement. In the event that Bridge fails to provide any of the Services in accordance with the Quality of Service Standards, SAVVIS shall be entitled to recover from Bridge (i) a refund of all amounts paid by SAVVIS to Bridge, if any, for the performance of the specific Service that fails to meet the applicable Quality of Service Standards, plus (ii) the costs actually incurred by SAVVIS in order to have such service provided by a third party, to the extent such costs are in excess of the amounts that SAVVIS actually paid, or would have paid, to Bridge for the performance of the specific Service that fails to meet the applicable Quality of Service Standards.

                   9.5.2. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.      LIMITATIONS OF LIABILITY

         10.1. Neither party shall be liable to the other for indirect, incidental, consequential, exemplary, reliance or special damages, including damages for lost profits, regardless of the form of action whether in contract, indemnity, warranty, strict liability or tort, including negligence of any kind with respect to the Services or other conduct under this Agreement.

         10.2. Nothing contained in this Section shall limit either party's liability to the other for (a) willful or intentional misconduct, or (b) injury or death, or damage to tangible real or tangible personal property or the environment, when proximately caused by SAVVIS' or Bridge's negligence or that of their respective agents, subcontractors or employees. Nothing contained in this Section shall limit Bridge's intellectual property indemnification obligations under
                  Section 13.

11.      PROPRIETARY RIGHTS; LICENSE

         11.1.    Bridge   hereby   grants   to  SAVVIS  a   non-exclusive   and
                  non-transferable license to use all hardware, equipment, programming and software necessary for SAVVIS to use the Services. Such license is granted for the term of this Agreement for the sole purpose of enabling SAVVIS to use the Services.

         11.2. All title and property rights (including intellectual property rights) to Services (including associated programming and software) are and shall remain with Bridge. SAVVIS shall not attempt to examine, copy, alter, reverse engineer, decompile, disassemble, tamper with or otherwise misuse such Services, programming and software.

12.      CONFIDENTIALITY

         12.1. During the term of this Agreement and for a period of five years from the date of its expiration or termination (including all extensions thereof), each party agrees to maintain in strict confidence all Confidential Information. Neither party shall, without prior written consent of the other party, use the other party's Confidential Information for any purpose other than for the performance of its duties and obligations, and the exercise of its rights, under this
                  Agreement. Each party shall use, and shall cause all authorized recipients of the other party's Confidential Information to use, the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information, but in any event not less than a reasonable degree of care.

         12.2. Notwithstanding Section 12.1, either party may disclose the Confidential Information of the other party to: (a) its employees and the employees, directors and officers of its Affiliates as necessary to implement this Agreement; (b) employees, agents or representatives of the other party; or
                  (c) other persons (including counsel, consultants, lessors or managers of facilities or equipment used by such party) in need of access to such information for purposes specifically related to either party's responsibilities under this Agreement, provided that any disclosure of Confidential Information under clause (c) shall be made only upon prior written approval of the other party and subject to the appropriate assurances that the recipient of such information shall hold it in strict confidence.

         12.3. Upon the request of the party having proprietary rights to Confidential Information, the party in possession of such information shall promptly return it (including any copies, extracts and summaries thereof, in whatever form and medium recorded) to the requesting party or, with the other party's written consent, shall promptly destroy it and provide the other party with written certification of such destruction.

         12.4. Either party may request in writing that the other party waive all or any portion of the requesting party's responsibilities relative to the other party's Confidential Information. Such waiver request shall identify the affected information and the nature of the proposed waiver. The recipient of the request shall respond within a reasonable time and, if it determines, in its sole discretion, to grant the requested waiver, it will do so in writing over the signature of an employee authorized to grant such request.

         12.5. Bridge and SAVVIS acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be difficult to determine, thus potentially making any remedy at law or in damages inadequate. Each party, therefore, agrees that the other party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Section and for any other appropriate relief. This right shall be in addition to any other remedy available in law or equity.

         12.6. A party requested or ordered by a court or other governmental authority of competent jurisdiction to disclose another party's Confidential Information shall notify the other party in advance of any such disclosure and, absent the other party's consent to such disclosure, use its best efforts to resist, and to assist the other party in resisting, such disclosure. A party providing another party's Confidential Information to a court or other governmental authority shall use its best efforts to obtain a protective order or comparable assurance that the Confidential Information so provided will be held in confidence and not further disclosed to any other person, absent the owner's prior consent.

         12.7. The provisions of Section 12.1 above shall not apply to reasonably necessary disclosures in or in connection with filings under any securities laws, regulatory filings or proceedings, financial disclosures which in the good faith judgment of the disclosing party are required by law,
                  disclosures   required  by  court  or  tribunal  or
                  competent jurisdiction, or disclosures that may be reasonably necessary in connection with the performance or enforcement of this Agreement or any of the obligations hereof; provided, however, that if the receiving party would otherwise be required to refer to or describe any aspect of this Agreement in any of the preceding circumstances, the receiving party shall use its reasonable efforts to take such steps as are available under such circumstances (such as by providing a summary or synopsis) to avoid disclosure of the financial terms and conditions of this Agreement. Notwithstanding any provisions of this Agreement to the contrary, either party may disclose the terms and conditions of this Agreement in the course of a due diligence review performed in connection with prospective debt financing or equity investment by, or a sale to, a third party, so long as the persons conducting such due diligence review have agreed to maintain the confidentiality of such disclosure and not to use such disclosure for any purpose other than such due diligence review.

13.      INDEMNIFICATIONS

         13.1. Bridge shall defend, settle, or otherwise manage at its own cost and expense any claim or action against SAVVIS or any of its directors, officers, employees or assigns for actual or alleged infringement of any patent, copyright, trademark, trade secret or similar proprietary right to the extent that such claim or action arises from Bridge's provision of the Services. SAVVIS shall notify Bridge promptly in writing of any such claim or suit and shall cooperate with Bridge in a reasonable way to facilitate the settlement or defense thereof. Bridge further agrees to indemnify and hold SAVVIS harmless from and against any and all liabilities and damages (whether incurred as the result of a judicial decree or a settlement), and the costs and expenses associated with any claim or action of the type identified in this Section (including reasonable attorneys' fees).

         13.2.    If,  as a  consequence  of a  claim  or  action  of  the  kind described in Section 13.1, SAVVIS' or Bridge's use of any Service or related documentation is enjoined, Bridge shall, at its option and expense, either: (a) procure for SAVVIS the right to continue using the affected Services or documentation; (b) modify such Service or documentation so that it is non-infringing, provided that such modification does not affect the intended use of the Service or documentation as contemplated hereunder; or (c) upon written notice to SAVVIS, substitute for such Service or documentation a comparable, non-infringing product or service or documentation. If Bridge does not take any of the actions described in clauses (a), (b) and (c), then SAVVIS may terminate any affected Service pursuant to Section 5, and Bridge shall refund to SAVVIS any prepaid charges therefor.

14.      DISPUTES

         14.1. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract,
                  tort,   statute  or   otherwise,   including   disputes
                  over arbitrability and disputes in connection with claims by third persons ("DISPUTES") shall be exclusively governed by and settled in accordance with the provisions of this Section
                  14. The foregoing shall not preclude recourse to judicial proceedings to obtain injunctive, emergency or other equitable relief to enforce the provisions of this Agreement, including specific performance, and to decide such issues as are required to be resolved in determining whether to grant such relief. Resolution of Disputes with respect to claims by third persons shall be deferred until any judicial proceedings with respect thereto are concluded.

         14.2. The parties hereby agree to submit all Disputes to rules of arbitration of the American Arbitration Association and the Missouri Uniform Arbitration Act (the "RULES") under the following provisions, which shall be final and binding upon the parties, their successors and assigns, and that the following provisions constitute a binding arbitration clause under applicable law. Either party may serve process or notice on the other in any arbitration or litigation in accordance with the notice provisions hereof. The parties agree not to disclose any information regarding any Dispute or the conduct of any arbitration hereunder, including the existence of such Dispute or such arbitration, to any person or entity other than such employees or representatives of such party as have a need to know.

         14.3. Either party may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this provision (the "DISPUTE NOTICE"). Either party may initiate arbitration of a Dispute by delivery of a demand therefor (the "ARBITRATION DEMAND") to the other party not sooner than 60 calendar days after the date of delivery of the Dispute Notice but at any time thereafter. The arbitration shall be conducted in St. Louis, Missouri.

         14.4. The arbitration shall be conducted by three arbitrators (the "ARBITRATORS"), one of whom shall be selected by Bridge, one by SAVVIS, and the third by agreement of the other two not later than 10 days after appointment of the first two, or, failing such agreement, appointed pursuant to the Rules. If an Arbitrator becomes unable to serve, a successor shall be selected or appointed in the same manner in which the predecessor Arbitrator was appointed.

         14.5. The arbitration shall be conducted pursuant to such procedures as the parties may agree or, in the absence of or failing such agreement, pursuant to the Rules. Notwithstanding the foregoing, each party shall have the right to inspect the books and records of the other party that are reasonably related to the Dispute, and each party shall provide to the other, reasonably in advance of any hearing, copies of all documents which such party intends to present in such hearing and the names and addresses of all witnesses whose testimony such party intends to present in such hearing.

         14.6. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either party may at its expense make a stenographic record thereof.

         14.7. The Arbitrators shall complete all hearings not later than 90 calendar days after the Arbitrators' selection or appointment, and shall make a final award not later than 30 calendar days thereafter. The Arbitrators shall apportion all costs and expenses of the Arbitration, including the Arbitrators' fees and expenses of experts ("ARBITRATION COSTS") between the prevailing and non-prevailing parties as the Arbitrators deem fair and reasonable. In circumstances where a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, the Arbitrators may assess all Arbitration Costs against the non-prevailing party and may include in the award the prevailing party's attorneys' fees and expenses in connection with any and all proceedings under this Section 14.

         14.8. Either party may assert appropriate statutes of limitation as a defense in arbitration; provided, that upon delivery of a Dispute Notice any such statute shall be tolled pending resolution hereunder.

         14.9. Pending the resolution of any dispute or controversy arising under this Agreement, the parties shall continue to perform their respective obligations hereunder, and Bridge shall not discontinue, disconnect or in any other fashion cease to provide all or any substantial portion of the Services to SAVVIS unless otherwise directed by SAVVIS. This Section shall not apply where SAVVIS is in default under this Agreement.

15.      FORCE MAJEURE

         15.1. In no event shall either party be liable to the other for any failure to perform hereunder that is due to war, riots, embargoes, strikes or other concerted acts of workers (whether of a party hereto or of others), casualties, accidents or other causes to the extent that such failure and the consequences thereof are reasonably beyond the control and without the fault or negligence of the party claiming excuse. Each party shall, with the cooperation of the other party, use reasonable efforts to mitigate the extent of any failure to perform and the adverse consequences thereof.

         15.2. If Bridge cannot promptly provide a suitable temporary Bridge alternative to a Service subject to an Interruption in connection with the existence or a force majeure condition, SAVVIS may, at its option and at its own cost, contract with one or more third parties for (or provide for itself) any or all affected Services for the shortest commercially available period likely to cover the reasonably expected duration of the Interruption, and may suspend Bridge's provision of such Services for such period. Bridge shall not charge SAVVIS for any Services thus suspended during the period of suspension. Bridge shall resume provision of the suspended Services upon the later of the termination or expiration of SAVVIS' legally binding commitments under contracts with third parties for alternative services or the cessation or remedy of the force majeure condition.

         15.3. In the event that a force majeure condition shall continue for more than 60 days, SAVVIS may cancel the affected Services with no further liability to Bridge other than for Services received by SAVVIS prior to the occurrence of the force majeure condition.

16.      GENERAL PROVISIONS

         16.1. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

         16.2. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         16.3. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, which consent shall not be unreasonably withheld.

         16.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         16.5. HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         16.6. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


                  If to Bridge:   Bridge Information Systems, Inc.
                                  Three World Financial Center
                                  New York, New York 10285
                                  (212) 372-7195 (fax)
                                  Attention: Zachary Snow,
                                              Executive Vice President and General Counsel

                  If to SAVVIS:   SAVVIS Communications Corporation
                                  717 Office Parkway
                                  St. Louis, Missouri 63141
                                  (314) 468-7550 (fax)
                                  Attention:  Steven M. Gallant,
                                              Vice President and General Counsel

                  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         16.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

         16.8. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by SAVVIS and Bridge. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         16.9. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         16.10. EXPENSES. Each party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         16.11. CONSTRUCTION. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         16.12. ADDENDA AND SCHEDULES. The Addenda and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Technical Services Agreement to be executed as of the date first above written.

                  THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                               SAVVIS COMMUNICATIONS CORPORATION

                               By  /s/ Steven M. Gallant
                                 -----------------------------------------------
                               Name: Steven M. Gallant
                               Title: President

                               BRIDGE INFORMATION SYSTEMS, INC.

                               By  /s/ Daryl A. Rhodes
                                 -----------------------------------------------
                               Name: Daryl A. Rhodes
                               Title: Executive Vice President

                                 SCHEDULE 2.1(a)

                               HELP DESK SERVICES

1. Bridge will provide help desk support for 24 hours a day, seven days a week, to SAVVIS customers using the SAVVIS Network, including customers using the SAVVIS Dial Service. Help desk support shall include, without limitation, assistance with establishing network connections and response to inquiries regarding network performance.

2. The number of phone lines and staff personnel will be such that the mean wait time per call, determined daily, will not exceed two minutes.

3.       Help desk inquiries will be escalated as follows:


                                                             ESCALATION TO NEXT LEVEL IN HOW MANY HOURS
                                               -----------------------------------------------------------------------
    OUTAGE                            MTTR       LEVEL 2        LEVEL 3       LEVEL 4        LEVEL 5       LEVEL 6
   SEVERITY        EXAMPLES         (HOURS)       TAM           MANAGER       DIRECTOR          VP           VP
                Single site or
      I         user impaired          8           2              8              12             24           48
                Multiple sites
                or users
     II         impaired               6           1              2               4              8           16
                Site(s) down
                or unable to                      30
    III         coommunicate           3        minutes           1               2              4            8


4. Bridge will ensure that help desk staff are trained to be knowledgeable in all aspects of the operations of the SAVVIS Network.

5. Unless otherwise agreed by Bridge and SAVVIS, Bridge will provide the following help desk software, and will maintain the most current version thereof: Summex, Vantive and OP Center.

6. Unless otherwise agreed by Bridge and SAVVIS, Bridge will provide the following telecommunications equipment and computer hardware for the help desk: Lucent Difinity G4.

7. Bridge will provide toll-free calling access to the help desk from the following locations: the Americas, Europe, and Asia.

8. In the event that SAVVIS believes that the performance of a specific member of Bridge's help desk staff is not satisfactory with respect to assisting SAVVIS customers, SAVVIS may raise the matter with Bridge, and Bridge and SAVVIS will work together to resolve the matter, including the possible removal of such person from providing help desk services to SAVVIS customers under this Agreement.

9. SAVVIS will compensate Bridge for help desk support at the following rates:

         (a)     For calls relating to the SAVVIS dial-in service, [*] per call;

         (b)     For calls relating to the SAVVIS DSL service, [*] per call; and

         (c) For calls relating to SAVVIS Internet managed data virtual private networks, [*] per call.

         Call records relating to the products or services provided by Bridge, whether or not also relating to the performance of the SAVVIS Network or Dial Service, shall not be billed to SAVVIS by Bridge.

10. The parties will review the response times specified in this Schedule on an annual basis and revise them as may be required to ensure that they are consistent with the then current standards in the telecommunications industry.



           CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS SCHEDULE
           PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE
             BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                    COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                 SCHEDULE 2.1(b)

                     FIELD INSTALLATION AND SUPPORT SERVICES

1. Bridge will, if requested by SAVVIS, provide the installation of equipment for the operation of the SAVVIS Network and the connection of customers of Bridge and SAVVIS to the SAVVIS Network.

2. Bridge will, if requested by SAVVIS, provide the installation of equipment in response to an order for new service from a customer of Bridge or SAVVIS.

3. Bridge will, if requested by SAVVIS, provide the installation of equipment relating to the expansion or modification of the backbone of the SAVVIS Network.

4. Orders for new service from customers of Bridge or SAVVIS will be received and processed by Bridge in accordance with Addendum 2.1(c).

5. The equipment to be installed that will constitute part of the SAVVIS Network will be specified by SAVVIS.

6. Bridge will be responsible for configuring and installing certain network equipment at the Installation Site.

7. Bridge will, if requested by SAVVIS, dispatch field personnel to install the equipment. Such personnel shall be employees or contractors of Bridge.

8. In the event that SAVVIS believes that the performance of a specific member of Bridge's field installation and support staff is not satisfactory with respect to assisting SAVVIS customers, SAVVIS may raise the matter with Bridge, and Bridge and SAVVIS will work together to resolve the matter, including the possible removal of such person from providing such services to SAVVIS customers under this Agreement.

9. Bridge will, if requested by SAVVIS, provide repair services for the installed equipment of the SAVVIS Network, including equipment that is part of the SAVVIS backbone.

10. Bridge will ensure that, on a global basis, mean response time for the configuration and installation of new equipment, determined monthly, will not exceed three days (five days, for customer sites outside the United States) after Bridge has been notified that the customer's site is ready for such installation.

11. Bridge will provide telephone support 24 hours a day, seven days a week, for the installation of the SAVVIS network at the customer's site.

12. Bridge will ensure that, on a global basis, mean response time for the repair or replacement of equipment on the SAVVIS Network, determined monthly, will not exceed

         12 hours (24 hours, for locations outside the United States) after Bridge has received a trouble report.

13. Bridge will be compensated by SAVVIS for providing field engineer support, according to the following hourly rate on a global basis:

         Field engineer support             [*]  per  hour (two hours  minimum),
                                            with  no charge  for travel  time to
                                            the site

14. Bridge will be compensated by SAVVIS for the installation and repair of equipment on a time and materials basis, and according to the following hourly rate on a global basis:

         (a)  Field engineer                [*] per  hour (two  hours  minimum),
                                            with no charge for travel  time   to
                                            the site

         (b)  Materials                     Cost plus ten percent ([*])

15. In addition, Bridge will provide system support and programming services when requested by SAVVIS, at the following rates:

         (a) Base fee to maintain the system as of the Effective Date to be mutually agreed between the parties.

         (b)    Software development on a per-project, time and materials basis.



           CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS SCHEDULE
           PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE
             BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                          COMMISSION. ASTERISKS DENOTE
                                   OMISSIONS.

                                 SCHEDULE 2.1(c)

                       CUSTOMER ORDER PROCESSING SERVICES

1. Bridge will provide the necessary services to receive and process orders from prospective customers for the products and services offered by Bridge or by SAVVIS on the SAVVIS Network, but excluding orders from Bridge for network services under the Network Services Agreement.

2. Bridge will be responsible for managing all steps required for the fulfillment of such order, including without limitation:

         (a)   the configuration and installation of necessary equipment;

         (b)   scheduling installation and service initiation with the customer;

         (c)   provisioning of interconnection to the SAVVIS Network; and

         (d)   additional   services   that   may   be   provided    under   the
               Administrative    Services     Agreement,     such    as   credit
               authorization, billing information and the like.

3. SAVVIS will compensate Bridge for customer order processing at the rate of [*] per Vantive work order.


   CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS SCHEDULE PURSUANT TO A
        REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.

                                 SCHEDULE 2.1(d)

                              COLLOCATION SERVICES

1. Collocation services provided by Bridge at SAVVIS facilities shall include, without limitation, facilities management (e.g., power, heating, air conditioning, lighting and other utilities), project management for the installation and connection of such equipment, installation and maintenance of the equipment, and full monitoring and management of such equipment with Bridge employees.

2. SAVVIS will market such space to its customers at rates to be determined by SAVVIS.

3. For providing such space, Bridge shall be compensated at the following rates per square foot to be mutually agreed upon following an analysis to be conducted by the parties of the costs pertaining to such space, plus the actual cost of providing electrical power to such spaces:

                                  UNITED STATES
                                   AND CANADA        EUROPE      ASIA

            POP COLLOCATIONS           [*]            [*]         [*]

            REGIONAL CUSTOMER                         [*]
              COLLOCATION              [*]            [*]         [*]

            ST. LOUIS NOC
               COLLOCATION             [*]            N/A         N/A

4. For providing facilities management services, Bridge shall be compensated at the following rates to be mutually agreed upon following an analysis to be conducted by the parties of the costs pertaining to such services:

                                  UNITED STATES
                                   AND CANADA        EUROPE      ASIA

            POP COLLOCATIONS

            REGIONAL CUSTOMER
              COLLOCATION

            ST. LOUIS NOC
               COLLOCATION

5. If requested by SAVVIS or by a customer of SAVVIS, Bridge will install the customer's equipment in the space provided, including racking, cabling and powering. Bridge will be compensated by SAVVIS for such work at the rate of [*] per rack.

6. If requested by SAVVIS or by a customer of SAVVIS, Bridge will perform scheduled and other required maintenance of such equipment, will provide monitoring of such equipment 24 hours a day, seven days a week, and will provide reports and statistics on the operation of such equipment. Bridge will be compensated by SAVVIS for such work annually at a rate equal to [*] of the vendor's list price for such equipment.

7. If requested by SAVVIS or by a customer of SAVVIS to perform additional project management responsibilities, such as loading software or configuring equipment, Bridge will perform and be compensated for such work on an individual case basis.

8. If requested by SAVVIS or by a customer of SAVVIS, Bridge will arrange for the replacement of existing collocated equipment and will be compensated in an amount equal to the actual cost charged to Bridge by the hardware vendor for such work.

           CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS SCHEDULE
            PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE
             BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                 SCHEDULE 2.1(e)

                             NOC MANAGEMENT SERVICES

1. Bridge will provide management of the operations of each of the following SAVVIS Network Operations Centers ("NOCs"):

         St. Louis:   24 hours a day, seven days a week

         London:      seven days a week, from 7:00 a.m. to 7:00 p.m. local time

         Singapore:   seven days a week, from 7:00 a.m. to 7:00 p.m. local time

2. The operations personnel staffing each NOC will be employees of SAVVIS and the supervisory personnel will be employees of Bridge.

3. SAVVIS will compensate Bridge for management of the NOCs at the rate of [*] per year.

4. In the event that the performance of a specific member of Bridge's NOC management is not satisfactory to SAVVIS, SAVVIS may raise the matter with Bridge, and Bridge and SAVVIS will work together to resolve the matter, including the possible removal of such person from providing such services to SAVVIS under this Agreement.


           CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS SCHEDULE
            PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE
             BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS.